                                EXHIBIT (9)(a)

                          ADMINISTRATIVE SERVICES AND
                           TRANSFER AGENCY AGREEMENT


This Agreement, made and entered into this 1st day of April, 1987, by and between Security Income Fund, a Kansas corporation ("Fund"), and Security Management Company, a Kansas corporation, ("SMC").

WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940; and

WHEREAS, Security Management Company is willing to provide general administrative, fund accounting, transfer agency, and dividend disbursing services to the Fund under the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties agree as follows:

         1.      Employment of Security Management Company

                 SMC will provide the Fund with general administrative, fund accounting, transfer agency, and dividend disbursing services described and set forth in Schedule A attached hereto and made a part of this agreement by reference. SMC agrees to maintain sufficient trained personnel and equipment and supplies to perform such services in conformity with the current prospectus of the Fund and such other reasonable standards of performance as the Fund may from time to time specify, and otherwise in an accurate, timely, and efficient manner.

         2.      Compensation

                 As consideration for the services described in Section I, the Fund agrees to pay SMC a fee as described and set forth in Schedule B attached hereto and made a part of this agreement by reference, as it may be amended from time to time, such fee to be calculated and accrued daily and payable monthly.

         3.      Expenses

                 A. Expenses of SMC. SMC shall pay all of the expenses incurred in providing Fund the services and facilities described in this agreement, whether or not such expenses are billed to SMC or the fund, except as otherwise provided herein.

                 B. Direct Expenses. Anything in this agreement to the contrary notwithstanding, the Fund shall pay, or reimburse SMC for the payment of, the following described expenses of the Fund (hereinafter called "direct expenses") whether or not billed to the Fund, SMC or any related entity:

                            1.    Fees and expenses of its independent
                                  directors and the meetings thereof;

                            2.    Fees and costs of investment advisory
                                  services;

                            3. Fees and costs of independent auditors and income tax preparation;

                            4. Fees and costs of outside legal counsel and any legal counsel directly employed by the Fund or its Board of Directors;

                            5. Custodian and banking services, fees and costs;

                            6. Costs of printing and mailing prospectuses to existing shareholders, proxy statements and other reports to shareholders, where such costs are incurred through the use of unaffiliated vendors or mail services.

                            7. Fees and costs for the registration of its securities with the Securities and Exchange Commission and the jurisdictions in which it qualifies its share for sale, including the fees and costs of registering and bonding brokers, dealers and salesmen as required;

                            8. Dues and expenses associated with membership in the Investment Company Institute;

                            9. Expenses of fidelity and liability insurance and bonding covering Fund;

                           10.    Organizational costs.

         4.      Insurance

                 The Fund and SMC agree to procure and maintain, separately or as joint insureds with themselves, their directors, employees, agents and others, and other investment companies for which SMC acts as investment advisor and transfer agent, a policy or policies of insurance against loss arising from breaches of trust, errors and omissions, and a fidelity bond meeting the requirements of the Investment Company Act of 1940, in the amounts and with such deductibles as may be agreed upon from time to time, and to pay such portions of the premiums therefor as amount of the coverage attributable to each party is to the aggregate amount of the coverage for all parties.

         5.      Registration and Compliance

                 A. SMC represents that as of the date of this agreement it is registered as a transfer agency with the Securities and Exchange Commission ("SEC") pursuant to Subsection 17A of the Securities and Exchange Act of 1934 and the rules and regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this agreement remains in force.

                 B. The Fund represents that it is a diversified management investment company registered with the SEC in accordance with the Investment Company Act of 1940 and the rules and regulations thereunder, and authorized to sell its shares pursuant to said Act, the Securities Act of 1933 and the rules and regulations thereunder.

         6.      Liabilities and Indemnification

                 SMC shall be liable for any actual losses, claims, damages or expenses (including any reasonable counsel fees and expenses) resulting from SMC's bad faith, willful misfeasance, reckless disregard of its obligations and duties, negligence or failure to properly perform any of its responsibilities or duties under this agreement. SMC shall not be liable and shall be indemnified and held harmless by the Fund, for any claim, demand or action brought against it arising out of, or in connection with:

                 A. Bad faith, willful misfeasance, reckless disregard of its duties or negligence of the Board of Directors of the Fund, or SMC's acting upon any instructions properly executed and authorized by the Board of Directors of the Fund;

                 B. SMC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

                 In the event that SMC requests the Fund to indemnify or hold it harmless hereunder, SMC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. SMC shall use reasonable care to identify and promptly notify the Fund concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

                 The Fund shall have the election of defending SMC against any claim which may be the subject of indemnification hereunder. In the event the Fund so elects, it will so notify SMC and thereupon the Fund shall take over defenses of the claim, and (if so requested by the Fund, SMC shall incur no further legal or other claims related thereto for which it would be entitled to indemnity hereunder provided, however, that nothing herein contained shall prevent SMC from retaining, at its own expense, counsel to defend any claim. Except with the Fund's prior consent, SMC shall in no event confess any claim or make any compromise in any matter in which the Fund will be asked to indemnify or hold SMC harmless hereunder.

                          Punitive Damages. SMC shall not be liable to the Fund, or any third party, for punitive, exemplary, indirect, special or consequential damages (even if SMC has been advised of the possibility of such damages) arising from its obligations and the services provided under this agreement, including but not limited to loss of profits, loss of use of the shareholder accounting system, cost of capital and expenses of substitute facilities, programs or services.

                          Force Majeure. Anything in this agreement to the contrary notwithstanding, SMC shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, earthquake, acts of God, insurrection, war, riot, failure of communication or interruption.

         7.      Delegation of Duties

                 SMC may, at its discretion, delegate, assign or subcontract any of the duties, responsibilities and services governed by this agreement, to its parent company, Security Benefit Group, Inc., whether or not by formal written agreement. SMC shall, however, retain ultimate responsibility to the Fund, and shall implement such reasonable procedures as may be necessary, for assuring that any duties, responsibilities or services so assigned, subcontracted or delegated are performed in conformity with the terms and conditions of this agreement.

         8.      Amendment

                 This agreement and the schedules forming a part hereof may be amended at any time, without shareholder approval, by a writing signed by each of the parties hereto. Any change in the Fund's registration statements or other documents of compliance or in the forms relating to any plan, program or service offered by its current prospectus which would require a change in SMC's obligations hereunder shall be subject to SMC's approval, which shall not be unreasonably withheld.

         9.      Termination

                 This agreement may be terminated by either party without cause upon 120 days' written notice to the other, and at any time for cause in the event that such cause remains unremedied for more than 30 days after receipt by the other party of written specification of such cause.

                 In the event Fund designates a successor to any of SMC's obligations hereunder, SMC shall, at the expense and pursuant to the direction of the Fund, transfer to such successor all relevant books, records and other data of Fund in the possession or under the control of SMC.

         10.     Severability

                 If any clause or provision of this agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, then such clause or provision shall be considered severed herefrom and the remainder of this agreement shall continue in full force and effect.

         11.     Term

                 This agreement initially shall become effective upon its approval by a majority vote of the Board of Directors of the Fund, including a majority vote of the Directors who are not "interested persons" of Fund or SMC, as defined in the Investment Company Act of 1940, and shall continue until terminated pursuant to its provisions.

         12.     Applicable Law

                 This agreement shall be subject to and construed in accordance with the laws of the State of Kansas.


                                        SECURITY MANAGEMENT COMPANY

                                        BY:   Everett S. Gille, President
                                              ---------------------------
ATTEST:

Barbara W. Rankin, Secretary
----------------------------

                                        SECURITY INCOME FUND

                                        BY:   Everett S. Gille, President
                                              ---------------------------

ATTEST:

Barbara W. Rankin, Secretary
----------------------------

                                   SCHEDULE A

                          ADMINISTRATIVE SERVICES AND
                           TRANSFER AGENCY AGREEMENT

                Schedule of Administrative and Fund Accounting
                           Facilities and Services

Security Management Company agrees to provide the Fund the following Administrative facilities and services:

  1.     Fund and Portfolio Accounting

         A.      Maintenance of Fund General Ledger and Journal.

         B.      Preparing and recording disbursements for direct fund expenses.

         C.      Preparing daily money transfers.

         D.      Reconciliation of all Fund bank and custodian accounts.

         E.      Assisting Fund independent auditors as appropriate.

         F.      Prepare daily projection of available cash balances.

         G. Record trading activity for purposes of determining net asset values and daily dividend.

         H. Prepare daily portfolio evaluation report to value portfolio securities and determine daily accrued income.

         I.      Determine the daily net asset value per share.

         J. Determine the daily, monthly, quarterly, semiannual or annual dividend per share.

         K. Prepare monthly, quarterly, semiannual and annual financial statements.

         L. Provide financial information for reports to the securities and exchange commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933, the Internal Revenue Service and other regulatory agencies as required.

         M. Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.

         N. Report to the Audit Committee of the Board of Directors, if applicable.

  2.     Legal

         A. Provide registration and other administrative services necessary to qualify the shares of the Fund for sale in those jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").

         B. Provide registration with and reports to the Securities and Exchange Commission in compliance with the provisions of the Investment Company Act of 1940 and the Securities Act of 1933.

         C. Prepare and review Fund prospectus and Statement of Additional Information.

         D. Prepare proxy statements and oversee proxy tabulation for annual meetings.

         E.      Prepare Board materials and maintain minutes of Board meetings.

         F. Draft, review and maintain contractual agreements between Fund and Investment Advisor, Custodian, Distributor and Transfer Agent.

         G. Oversee printing of proxy statements, financial reports to shareholders, prospectuses and Statements of Additional Information.

         H. Provide legal advice and oversight regarding shareholder transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 and 1933 Acts.

         (Notwithstanding the above, outside counsel for the Funds may provide the services listed above as a direct Fund expense or at the option of the Funds, the Funds may employ their own counsel to perform any of these services.)

          SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security Management Company agrees to provide the Fund the following transfer agency and dividend disbursing services:

  1. Maintenance of shareholder accounts, including processing of new accounts.

  2. Posting address changes and other file maintenance for shareholder accounts.

  3.     Posting all transactions to the shareholder file, including:

         A.      Direct purchases

         B.      Wire order purchases

         C.      Direct redemptions

         D.      Wire order redemptions

         E.      Draft redemptions

         F.      Direct exchanges

         G.      Transfers

         H.      Certificate issuances

         I.      Certificate deposits

  4.     Monitor fiduciary processing, insuring accuracy and deduction of fees.

  5. Prepare daily reconciliations of shareholder processing to money movement instructions.

  6. Handle bounced check collections. Immediately liquidate shares purchased and return to the shareholder the check and confirmation of the transaction.

  7.     Issuing all checks and stopping and replacing lost checks.

  8.     Draft clearing services.

         A. Maintenance of signature cards and appropriate corporate resolutions.

         B. Comparison of the signature on the check to the signatures on the signature card for the purpose of paying the face amount of the check only.

         C. Receiving checks presented for payment and liquidating shares after verifying account balance.

         D. Ordering checks in quantity specified by the Fund for the shareholder.

 9. Mailing confirmations, checks and/or certificates resulting from transaction requests to shareholders.

10.      Performing all of the Fund's other mailings, including:

         A.      Dividend and capital gain distributions.

         B.      Semiannual and annual reports.

         C.      1099/year-end shareholder reporting.

         D.      Systematic withdrawal plan payments.

         E.      Daily confirmations.

11. Answering all service related telephone inquiries from shareholders and others, including:

         A.      General and policy inquiries (research and resolve problems).

         B.      Fund yield inquiries.

         C. Taking shareholder processing requests and account maintenance changes by telephone as described above.

         D.      Submit pending requests to correspondence.

         E.      Monitor online statistical performance of unit.

         F.      Develop reports on telephone activity.

12.      Respond to written inquiries (research and resolve problems);
         including:

         A. Initiate shareholder account reconciliation proceeding when appropriate.

         B.      Notify shareholder of bounced investment checks.

         C. Respond to financial institutions regarding verification of deposit.

         D.      Initiate proceedings regarding lost certificates.

         E.      Respond to complaints and log activities.

         F.      Correspondence control.

13. Maintaining and retrieving all required past history for shareholders and provide research capabilities as follows:

         A. Daily monitoring of all processing activity to verify back-up documentation.

         B.      Provide exception reports.

         C.      Microfilming.

         D.      Storage, retrieval and archive.

14.      Prepare materials for annual meetings.

         A.      Address and mail annual proxy and related material.

         B.      Prepare and submit to Fund and affidavit of mailing.

         C. Furnish certified list of shareholders (hard copy or microfilm) and inspectors of election.

15.      Report and remit as necessary for state escheat requirements.





Approved:        Fund__________________________       SMC      Everette S. Gille

               MODEL:                                                MONTHLY FUNDS
                                                                     -------------
               MAINTENANCE FEE. . . . . . . . . . . . . . . . . .        $8.00
               TRANSACTIONS . . . . . . . . . . . . . . . . . . .        $1.00
               DIVIDENDS  . . . . . . . . . . . . . . . . . . . .        $0.50
               ADMINISTRATION FEE . . . . . . . . . . . . . . . .      0.00045
                 (BASED ON DAILY NET ASSET VALUE)


               MASTER WORKSHEET                BOND                  GOV                   HIGH YIEL
                                     ------------------------------------------------------------------
 1986:
 TRANSACTIONS -                              6,897                   603                          260
 DIVIDENDS -                                23,264                 2,195                          314
 SHAREHOLDER ACCTS -                         3,574                   226                          258
 AVERAGE NET ASSETS -                45,164,242.34          2,260,755.40                 2,948,233.60
 INCOME -                             4,804,113.27            207,258.25                   223,104.47
 EXPENSES -                             449,036.13             21,101.91                    17,675.96
 SERVICE FEES -                          50,806.27                962.23                     1,118.94


                         1986                                                  1986
                       SERVICE       TRANSFER &                               EXPENSE           EXPENSE
                         FEES      ADMINISTRATION          PERCENT             RATIO             RATIO
                        ACTUAL         MODEL               INCREASE            ACTUAL            MODEL
 BOND                50,806.27       67,444.91               32.75%            0.994%            1.031%

 GOVERNMENT             962.23        4,525.84              370.35%            0.933%            1.091%

 HIGH YIELD          1,118.94         2,603.71              132.69%            0.600%            0.862%

                                   SCHEDULE B

                       AMENDMENT TO SECURITY INCOME FUND

                          ADMINISTRATIVE SERVICES AND
                           TRANSFER AGENCY AGREEMENT

                                Schedule of Fees


Annual Maintenance Fee................................ $8.00 per account
Transactions...........................................$1.00 per transaction
Administration Fee.....................................0.09% of the average net assets of the Fund (calculated daily and payable monthly).

         This amendment shall take effect as of April 28, 1989.

         In witness thereof, the parties hereto have caused this amendment to be executed on the date indicated.

                                           Security Income Fund

                                           By:   Michael J. Provines, President
                                                 ------------------------------
Date:  January 27, 1989

Attest:

Amy J. Lee, Secretary
---------------------
                                           Security Management Company

                                           By:   Michael J. Provines, President
                                                 ------------------------------
Date:  January 27, 1989

Attest:

Amy J. Lee, Secretary
---------------------

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                         AND TRANSFER AGENCY AGREEMENT


WHEREAS, Security Income Fund (hereinafter referred to as the "Fund") and Security Management Company (hereinafter referred to as "SMC") are parties to an Administrative Services and Transfer Agency Agreement dated April 1, 1987, (the "Administrative Services Agreement") under which SMC agrees to provide general administrative, fund accounting, transfer agency, and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Services Agreement; and

WHEREAS, on July 7, 1989, the Board of Directors of the Fund voted to amend the Administrative Services Agreement to provide for payment by the Fund of the fees of all directors;

NOW THEREFORE, the Fund and the Management Company hereby amend the Administrative Services Agreement, dated April 1, 1987, effective July 7, 1989, as follows:

         Paragraph 3.B.1. shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

         3.    Expenses

               B.    Direct Expenses

                     1. Fees and expenses of its directors (including the fees of those directors who are deemed to be "interested persons" of the Fund as that term is defined in the Investment Company Act of 1940) and the meetings thereof;

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Administrative Services Agreement this 7th day of July, 1989.

                                      SECURITY INCOME FUND

                                      By:   Michael J. Provines, President
                                            ------------------------------
Attest:

Amy J. Lee, Secretary
---------------------
                                      SECURITY MANAGEMENT COMPANY

                                      By:   Michael J. Provines, President
                                            ------------------------------
Attest:

Amy J. Lee, Secretary
---------------------

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                         AND TRANSFER AGENCY AGREEMENT


WHEREAS, Security Income Fund (hereinafter referred to as the "Fund") and Security Management Company (hereinafter referred to as "SMC") are parties to an Administrative Services and Transfer Agency Agreement dated April 1, 1987, as amended January 27, 1989, and July 7, 1989, (the "Administrative Services Agreement") under which SMC agrees to provide general administrative, fund accounting, transfer agency, and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Services Agreement; and

WHEREAS, on July 27, 1990, the Board of Directors of the Fund voted to amend the Administrative Services Agreement to provide for payment by the Fund of the fees of only those directors who are not "interested persons" of the Fund;

NOW THEREFORE, the Fund and SMC hereby amend the Administrative Services Agreement, dated April 1, 1987, effective July 27, 1990, as follows:

         Paragraph 3.B.1. shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

         3.    Expenses

               B.    Direct Expenses

                     1. Fees and expenses of its directors (including the fees of those directors who are deemed to be "interested persons" of the Fund as that term is defined in the Investment Company Act of 1940) and the meetings thereof;

IN WITNESS WHEREOF, the parties hereto have made this Amendment to the Administrative Services Agreement this 27th day of July, 1990.

                                       SECURITY INCOME FUND

                                       By:   Michael J. Provines, President
                                             ------------------------------
Attest:

Amy J. Lee, Secretary
---------------------
                                       SECURITY MANAGEMENT COMPANY

                                       By:   Michael J. Provines, President
                                             ------------------------------
Attest:

Amy J. Lee, Secretary
---------------------

                          AMENDMENT TO ADMINISTRATIVE
                     SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Administrative Services and Transfer Agency Agreement dated April 1, 1987, as amended (the "Administrative Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Limited Maturity Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series and U.S. Government Series;

WHEREAS, on October 21, 1994, the Board of Directors of the Fund further authorized the Fund to offer shares of the Limited Maturity Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on October 21, 1994, the Board of Directors approved the amendment of the Administrative Agreement to provide that the Management Company would provide general administrative, fund accounting, transfer agency, and dividend disbursing services to each class of the Limited Maturity Bond Series under the terms and conditions of the Administrative Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Management Company hereby amend the Administrative Agreement, to provide that the Management Company shall provide those administrative and other services described in the Administrative Contract, and each of the Management Company and the Fund shall fulfill all of their respective obligations under the

Administrative Contract, as to each of the Series of the Fund, including the Limited Maturity Bond Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Administrative Agreement this 30th day of December 1994.

                                             SECURITY INCOME FUND

                                             By:   John D. Cleland
                                                -----------------------------
                                                John D. Cleland, President

ATTEST:

         Amy J. Lee
------------------------------
Amy J. Lee, Secretary

                                             SECURITY MANAGEMENT COMPANY

                                             By:    Jeffrey B. Pantages
                                                -----------------------------
                                                Jeffrey B. Pantages, President

ATTEST:

         Amy J. Lee
------------------------------
Amy J. Lee, Secretary

                                  AMENDMENT TO
             ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS, Security Income Fund (the "Fund") and Security Management Company (the "Management Company") are parties to an Administrative Services and Transfer Agency Agreement dated April 1, 1987, as amended (the "Administrative Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series designated as the Global Aggressive Bond Series, in addition to its presently offered series of common stock of Corporate Bond Series, Limited Maturity Bond Series and
U.S. Government Series;

WHEREAS, on February 3, 1995, the Board of Directors of the Fund further authorized the Fund to offer shares of the Global Aggressive Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS, on February 3, 1995, the Board of Directors approved the amendment of the Administrative Agreement to provide that the Management Company would provide general administrative, fund accounting, transfer agency, and dividend disbursing services to each class of the Global Aggressive Bond Series under the terms and conditions of the Administrative Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Management Company hereby amend the Administrative Agreement, dated April 1, 1987, as follows, effective May 1, 1995,

1. Schedule B shall be deleted in its entirety and the attached Schedule B inserted in lieu thereof.

2. The Administrative Agreement is hereby amended to cover the Global Aggressive Bond Series of the Fund.

3. Paragraph 7 shall be deleted in its entirety and the following paragraph inserted in lieu thereof:

         Delegation of Duties

         The Management Company may, at its discretion, delegate, assign or subcontract any of the duties, responsibilities and services governed by this agreement, to its parent company, Security Benefit Group, Inc., whether or not by formal written agreement, or to any third party, provided that such arrangement with a third party has been approved by the Board of Directors of the Fund. The Management Company shall, however, retain ultimate responsibility to the Fund and shall implement such reasonable procedures as may be necessary for assuring that any duties, responsibilities or services so assigned, subcontracted or delegated are performed in conformity with the terms and conditions of this agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Administrative Agreement this 28th day of April, 1995.

                                   SECURITY INCOME FUND

                                   By:        John D. Cleland
                                      --------------------------------
                                         John D. Cleland, President

ATTEST:

      Amy J. Lee
-------------------------
Amy J. Lee, Secretary

                                   SECURITY MANAGEMENT COMPANY

                                   By:        Jeffrey B. Pantages
                                      --------------------------------
                                       Jeffrey B. Pantages, President


ATTEST:

      Amy J. Lee
-------------------------
Amy J. Lee, Secretary

                  SECURITY INCOME FUND ADMINISTRATIVE SERVICES
                         AND TRANSFER AGENCY AGREEMENT
                                   SCHEDULE B


The following charges apply to all Series of Security Income Fund:

Maintenance Fee:            $8.00 per account
Transaction Fee:            $1.00
Dividend Fee:               $1.00
Annual Administration Fee:  0.45% (based on daily net asset value)

The following charges apply only to Global Aggressive Bond Series of the Security Income Fund: Global Administration Fee: In addition to the above fees, Global Aggressive Bond Series shall pay an annual fee equal to the greater of .10 percent of its average net assets or (i) $30,000 in the year ending April 29, 1996; (ii) $45,000 in the year ending April 29, 1997; and
(iii) $60,000 thereafter. If this Agreement shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.